                                                                   EXHIBIT 21.01


                   SUBSIDIARIES* OF CARAUSTAR INDUSTRIES, INC.

                                            STATE OF
               NAME                       INCORPORATION                      TRADE, D/B/A NAMES
               ----                       -------------                      ------------------

ACC Services, Inc.                          North Carolina
Atlantic Coast Carton Company               North Carolina
Austell Box Board Corporation               Georgia
Buffalo Paperboard Corporation              New York
Camden Paperboard Corporation               New Jersey
Caraustar Paper Sales, Inc.                 Georgia                          Caraustar Paper Sales-South
Caraustar Paperboard Corporation            Ohio                             **
Carolina Paper Board Corporation            North Carolina
Carolina Paper Box Co., Inc.                North Carolina
Carolina Recycling, Inc.                    North Carolina
Carotell Paper Board Corporation            South Carolina
Chattanooga Paperboard Corporation          Tennessee
Chesapeake Fiber Packaging Corporation      Maryland
Chesapeake Paperboard Company               Maryland
Chicago Paperboard Corporation              Illinois
Cincinnati Paperboard Corporation           Ohio
Columbus Recycling, Inc.                    Georgia
Federal Packaging Corporation               Delaware
Federal Transport, Inc.                     Ohio
Macon Recycling, Inc.                       Georgia
McQueeny Gypsum Corporation                 Delaware
Mid-State Paper Box Company, Inc.           North Carolina
The New General Packaging Service, Inc.     New Jersey                       General Packaging Services
Oak Tree Packaging Corporation              New Jersey
Packrite Packaging, Inc.                    North Carolina
Paper Recycling, Inc.                       Georgia
Paragon Plastics, Inc. (80% owned)          South Carolina
Reading Paperboard Corporation              Pennsylvania
Richmond Paperboard Corporation             Virginia
Special Packaging, Inc.                     Delaware
Star Paper Tube de Mexico, S.A.
  de C.V. (65% owned)                       Mexico
Star Paper Tube, Inc.                       South Carolina
Star Recycling Incorporated                 Georgia
Sweetwater Paper Board Company, Inc.        Georgia
The Garber Company                          Delaware
The Mid/Packaging Group, Inc.               Tennessee


* Each subsidiary is wholly-owned by Caraustar Industries, Inc. unless otherwise indicated.

** Holds 80% interest in partnership joint venture which does business in Ohio as Rittman Paperboard, Caraustar Paper Sales-North, and Cleveland Paper Stock and in Iowa as Tama Paperboard.